FORM S. F. E.

NUMBER
00



SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA, July 15, 2002.

MEADOWS SPRINGS, INC.

CAPITAL STOCK: 25,000,000 SHARES AT $.001 PAR VALUE; PAID AND NON-ASSESSABLE.

This Certifies that ________________________________ is the

registered holder of ________________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day __________ of __________ A.D. ______

____
President

____
Secretary